Exhibit 99.1

Catabasis Pharmaceuticals Announces Pricing of $23 Million Underwritten Public Offering

BOSTON, Mass., January 30, 2020 – Catabasis Pharmaceuticals, Inc. (“Catabasis,” the “Company,” “we,” “our,” or “us”) (NASDAQ: CATB), a clinical-stage biopharmaceutical company, today announced the pricing of an underwritten public offering of an aggregate of 4,600,000 shares of common stock at a public offering price of $5.00 per share. The offering is expected to close on or about February 3, 2020, subject to customary closing conditions. Catabasis has granted the underwriters a 30-day option to purchase up to 690,000 additional shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Oppenheimer & Co. Inc. is acting as sole underwriter for the offering.

The gross proceeds of the offering are expected to be approximately $23 million, prior to deducting the underwriting discount and other estimated offering expenses.

Catabasis intends to use the net proceeds from the offering for clinical trial and other research and development activities; initial commercialization preparations; and for working capital and other general corporate purposes.

The securities described above are being offered pursuant to a prospectus supplement and an accompanying base prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-231441), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 23, 2019. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained for free by contacting Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Catabasis

At Catabasis Pharmaceuticals, our mission is to bring hope and life-changing therapies to patients and their families. Our lead program is edasalonexent, an NF-kB inhibitor in Phase 3 development for the treatment of Duchenne muscular dystrophy.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the anticipated completion, timing and size of the public offering and the anticipated use of net proceeds therefrom, among other things, statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the public offering and the Company’s intended use of proceeds, as well as uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the prospectus supplement and the accompanying base prospectus to the Company’s Registration Statement on Form S-3 relating to this offering, which will be filed with the SEC, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is on file with the SEC, and in other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

###

Investor and Media Contact

Andrea Matthews

Catabasis Pharmaceuticals, Inc.

T: (617) 349-1971

amatthews@catabasis.com